THE WRIGHT MANAGED BLUE CHIP SERIES TRUST

                                   SCHEDULE A
                                   ----------






EFFECTIVE FEBRUARY 1, 1998
--------------------------

Wright Selected Blue Chip Portfolio
Wright International Blue Chip Portfolio

EFFECTIVE SEPTEMBER 8, 1998
---------------------------

Catholic Values Equity Investment Portfolio



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                    THE WRIGHT MANAGED BLUE CHIP SERIES TRUST

                                   SCHEDULE B
                                   ----------







                                                        FEE STRUCTURE
                                                        -------------
                                                   Under              Over
                                               $100 MILLION       $100 MILLION
                                               ------------       ------------

EFFECTIVE FEBRUARY 1, 1998
--------------------------

Wright Selected Blue Chip Portfolio                 0.05%              0.04%
Wright International Blue Chip Portfolio            0.05%              0.04%

EFFECTIVE SEPTEMBER 8, 1998
---------------------------

Catholic Values Equity Investment Portfolio         0.07%             0.04%